Exhibit 10.7

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is made as of October 19, 2026, by and among (1) [●] (the “Subordinated Lender”), (2) EigenQ, Inc., a Delaware corporation (the “Company” and together with any other obligor that may be joined to this Agreement after the date hereof, the “Obligors” and each an “Obligor”) and (3) [●], in its capacity as collateral agent (the “Agent”) for the Senior Lenders (as defined below).

Recitals

A. The Obligors have requested and/or obtained certain loans or other credit accommodations from the Senior Lenders (as defined below) or are otherwise indebted to the Senior Lenders (which loans, credit accommodations and debts are or may from time to time be secured by assets and property of the Obligors) pursuant to the terms of: (i) that certain Securities Purchase Agreement, dated as of September 17, 2026, by and among the Company, Silicon Valley Acquisition Corp., a Cayman Islands exempted company (together with its successors, “SVAQ”), and each of the investors listed on the Schedule of Buyers attached thereto (the “Securities Purchase Agreement”), pursuant to which the Company issued the Secured Promissory Notes (the “Notes”) to each of such investors (each, a “Buyer” and collectively, the “Buyers,” and, in their capacity as holders of the Notes, collectively, the “Senior Lenders,” with [●] as the lead Buyer); (ii) the Notes and the Warrants; (iii) that certain Pledge and Security Agreement, dated as of September 17, 2026 (the “Security Agreement”), by and among the Company, any Subsidiaries of the Company party thereto and the Agent; and (iv) each other Transaction Document executed by the Obligors in favor or for the benefit of the Senior Lenders and/or the Agent (the agreements described in clauses (i) through (iv), collectively, as may be amended, amended and restated, supplemented or otherwise modified, “Senior Loan Documents”). As used herein, “Liens,” “Required Holder,” “Subsidiaries,” “Transaction Documents” and “Warrants” have the respective meanings set forth in the Securities Purchase Agreement, “Event of Default” has the meaning set forth in the Notes or Convertible Notes, as applicable, and “Affiliate” has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

B. The Subordinated Lender has extended loans or other credit accommodations to the Obligors or the Obligors are otherwise indebted to the Subordinated Lender, including, without limitation, pursuant to the SPV Financing described in Section 4(t) of the Securities Purchase Agreement, consisting of (i) unsecured notes issued by the Company to the Subordinated Lender in an aggregate principal amount of up to $5,000,000, which notes are subordinated to the Notes, and (ii) warrants issued by the Company to the Subordinated Lender providing for 100% warrant coverage of the Subordinated Lender’s investment (together with any warrants issued in exchange or replacement therefor, the “Subordinated Warrants”), together with any other related documents, agreements and instruments (collectively, the “Subordinated Loan Documents”).

C. The Subordinated Lender is willing to subordinate all of the Obligors’ indebtedness and obligations to the Subordinated Lender pursuant to the Subordinated Loan Documents or otherwise, including, without limitation, all interest, premium payments, make-whole payments, liquidated damages, fees, reimbursement obligations, buy-in payments and other obligations and liabilities arising thereunder whatsoever, whether presently existing or arising in the future (the “Subordinated Debt”), to all of the Obligors’ indebtedness and obligations under the Senior Loan Documents, including, without limitation, all interest, premium payments, make-whole payments and other obligations and liabilities whatsoever, to the Senior Lenders.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. The Subordinated Lender represents and warrants that it does not hold any Liens in the assets of any Obligor, and in no event shall the Subordinated Lender acquire, and the Obligors shall not grant to the Subordinated Lender, any lien in the assets of any Obligor. If, notwithstanding the foregoing, Subordinated Lender acquires a Lien in any assets of any Obligor, Subordinated Lender hereby subordinates any security interest and/or lien that Subordinated Lender may now have or hereafter acquire in any property or assets of the Obligors (the “Junior Liens”) to the security interest and/or liens that Senior Lenders and the Agent now or hereafter acquire in any property or assets of the Obligors (the “Senior Liens”). Notwithstanding the respective dates of attachment or perfection of the Junior Liens and the Senior Liens, the Senior Liens shall always be prior and senior to the Junior Liens. In addition, at any time that the Collateral Release Covenant Condition (as defined in the Senior Loan Documents) is not then satisfied, to the extent that Subordinated Lender acquires any Lien in any assets or property in which the Senior Lenders do not have a Lien, (i) the Obligors shall be deemed to have automatically granted the Senior Lenders a Lien in such assets or property and (ii) the Subordinated Lender shall promptly release its Lien in such assets or property upon the written request of the Required Holder or the Agent.

2. All Subordinated Debt, now existing or hereafter arising, is subordinated in right of payment to all obligations of the Obligors to the Senior Lenders and the Agent, now existing or hereafter arising, under the Senior Loan Documents together with all costs of collecting such obligations, including, without limitation, all accrued and unpaid interest, original issue discount, all premium payments, make-whole payments, exit charges, interest accruing after the commencement by or against any Obligor of any bankruptcy, reorganization or similar proceeding, attorneys’ fees, reimbursement obligations, and all other obligations and liabilities of the Obligors arising under the Senior Loan Documents (collectively, with any indebtedness into which any such obligations may be exchanged, or by which any such obligations may be refinanced or replaced, the “Senior Debt”).

3. Subordinated Lender will not demand or receive from any Obligor (and the Obligors will not pay to Subordinated Lender) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, whether in cash or in kind, nor will Subordinated Lender exercise any remedy with respect to the Subordinated Debt or the Junior Liens, nor will Subordinated Lender commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against any Obligor, for so long as any portion of the Senior Debt remains outstanding. For the avoidance of doubt, Subordinated Lender shall not exercise any remedy under or otherwise seek to enforce any term or provision of the Subordinated Loan Documents at any time that any portion of the Senior Debt remains outstanding. Notwithstanding the foregoing, for so long as no Event of Default under the Senior Loan Documents has occurred and is continuing or would result therefrom, Obligors may make, and Subordinated Lender may accept and retain, regularly scheduled payments of interest on the Subordinated Debt, whether in cash or in kind (“Permitted Payments”). Notwithstanding anything to the contrary in this Agreement, nothing herein shall prohibit or restrict (i) the conversion of the Subordinated Notes (defined below) or the Subordinated SVAQ Notes (defined below) into common equity securities of the Company or SVAQ, as applicable, in accordance with their terms, (ii) the exercise of the Subordinated Warrants, including on a cashless basis, and the issuance and delivery of the equity securities issuable thereunder, or (iii) the exchange and restructuring of the Subordinated Loan Documents contemplated by Section 20, and no equity securities so issued or delivered shall constitute a payment or distribution in respect of the Subordinated Debt or be subject to Section 4; provided that any cash paid to the Subordinated Lender in connection with any such conversion, exercise or exchange shall remain subject to Sections 3 and 4.

4. Subordinated Lender shall promptly deliver to the Senior Lenders in the form received (except for endorsement or assignment by Subordinated Lender where required by the Senior Lenders) for application to the Senior Debt any payment, distribution, security or proceeds received by Subordinated Lender with respect to the Subordinated Debt other than Permitted Payments.

5. In the event of any Obligor’s bankruptcy, insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, the provisions of this Agreement shall remain in full force and effect, and the Senior Lenders’ claims against the Obligors shall be paid in full before any payment is made to the Subordinated Lender.

6. Senior Lenders and the Agent shall have the exclusive right to enforce their respective rights and/or exercise remedies in respect of the Senior Debt and the Senior Liens (including set-off and the right to credit bid the Senior Debt) and make determinations regarding the release, disposition, or restrictions with respect to any collateral for the Senior Debt (the “Collateral”) without any notice to, consultation with or consent of the Subordinated Lender. Subordinated Lender will, in connection with the Senior Lenders’ and Agent’s exercise of their rights and remedies under the Senior Loan Documents, immediately, upon the written request of the Required Holder or the Agent, release any Junior Lien in any Collateral. Senior Lenders may enforce the provisions of the Senior Loan Documents and exercise remedies thereunder in such order and in such manner as they may determine in their sole discretion and such exercise and enforcement shall include the rights to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction, of a secured creditor under Title 11 of the United States Code (the “Bankruptcy Code”) and under other applicable law.

7. Subordinated Lender will not object to the forbearance by Senior Lenders from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to all or any part of the Collateral.

8. Subordinated Lender agrees that it will not support or vote in favor of any plan of reorganization in any bankruptcy, insolvency or similar proceeding unless such plan either (x) results in the Senior Debt being paid in full in cash on the effective date of such plan, (y) is accepted by the class of holders of the Senior Debt voting thereon and is supported by the Senior Lenders or (z) incorporates this Agreement by reference and continues the rights and priorities of the Senior Lenders and Subordinated Lender after the effective date of such plan.

9. Subordinated Lender further agrees that so long as any Senior Debt remains outstanding, the aggregate outstanding principal balance of the Subordinated Debt in the aggregate shall not exceed $5,000,000 (exclusive of any interest paid in kind at the stated non-default rate and capitalized in accordance with the terms of the Subordinated Loan Documents) at any time.

10. For so long as any of the Senior Debt remains unpaid, Subordinated Lender irrevocably appoints Agent as Subordinated Lender’s attorney-in-fact, and grants to Agent a power of attorney with full power of substitution, in the name of Subordinated Lender or in the name of Agent, for the use and benefit of the Senior Lenders, without notice to Subordinated Lender, to perform at Agent’s option the following acts in any bankruptcy, insolvency or similar proceeding involving any Obligor:

(i) To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Subordinated Lender if Subordinated Lender does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Agent elects, in its sole discretion, to file such claim or claims; and

(ii) To accept or reject any plan of reorganization or arrangement on behalf of Subordinated Lender and to otherwise vote Subordinated Lender’s claims in respect of any Subordinated Debt in any manner that Agent deems appropriate for the enforcement of its rights hereunder.

11. In the event of any Obligor’s bankruptcy, insolvency, reorganization or any case or proceeding, arrangement or transaction under any federal or state bankruptcy or insolvency law or similar laws or proceedings involving any Obligor, for so long as any of the Senior Debt remains unpaid, if the Senior Lenders shall seek to provide the Obligors with any financing under Section 364 of the Bankruptcy Code, or the Senior Lenders support or consent to such financing provided by a third party, or consents to any order for the use of cash collateral under Section 363 of the Bankruptcy Code (each, a “DIP Financing” or “Cash Collateral Use”), with such DIP Financing or Cash Collateral Use to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign laws relating to the relief of debtors) would be Collateral), then Subordinated Lender agrees that it will not raise any objection and will not support, directly or indirectly, any objection to such DIP Financing or Cash Collateral Use nor object to the liens or claims granted in connection therewith on any grounds, including a failure to provide “adequate protection” for the liens, if any, securing any Subordinated Debt (and will not request any adequate protection as a result of such DIP Financing or Cash Collateral Use, and will not support any debtor-in-possession financing or Cash Collateral Use which would compete with such DIP Financing or Cash Collateral Use which is provided to or consented to by the Senior Lenders). In addition, Subordinated Lender agrees that it will not provide nor seek to provide or support any debtor-in-possession financing without the prior written consent of the Senior Lenders and the Agent.

12. (a) No amendment of the Subordinated Loan Documents shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the Junior Liens. In addition, such instruments shall not be amended in any manner adverse to the Senior Lenders without the prior written consent of the Required Holder. For the avoidance of doubt, any amendment that increases the principal amount of the Subordinated Debt, increases the rate of interest payable thereon, advances the maturity date of the Subordinated Debt to a date that is earlier than the current maturity date thereof, or imposes more burdensome conditions on the Obligors shall be deemed adverse to the Senior Lenders.

(b) Required Holder Amendments. If at any time the Required Holder grants any amendment, waiver, consent, or modification with respect to any term or provision of any Senior Loan Document (each, a “Senior Modification”), and such Senior Modification has the effect of making any term or provision of the Senior Loan Documents more favorable or less restrictive to the Obligors (including, without limitation, by relaxing any financial covenant, extending any cure period, reducing any interest rate or fee, deferring any scheduled payment, releasing any collateral or guarantor, waiving any anti-dilution adjustment or waiving any default or event of default) (a “Permissive Senior Modification”), then, automatically and without any further action or consent on the part of the Subordinated Lender, the corresponding term or provision of the Subordinated Loan Documents (or, if the Subordinated Loan Documents contain no identical term or provision, the substantially equivalent term or provision thereof) shall be deemed amended, waived, or otherwise modified in the same manner and to the same extent as the applicable Permissive Senior Modification, effective concurrently with the effectiveness of such Permissive Senior Modification. Each Senior Modification (and, where a Senior Modification comprises more than one amendment, waiver, consent or modification, each component thereof) shall be tested separately for purposes of this Section 12(b). For the avoidance of doubt, the foregoing deemed amendment and waiver mechanism shall apply solely to Permissive Senior Modifications and shall not entitle the Subordinated Lender to the benefit of, or be deemed to effect, any Senior Modification that: (i) makes the terms of the Senior Loan Documents more restrictive or more burdensome for the Obligors (including, without limitation, by tightening any financial covenant, shortening any cure or grace period, increasing any interest rate, fee, or premium, accelerating any amortization schedule, adding any additional affirmative or negative covenant, lowering any conversion or exercise price or adjusting any anti-dilution mechanisms); (ii) confers any additional right, remedy, benefit, or entitlement upon the Senior Lenders (including, without limitation, any additional security interest, guaranty, consent right, voting right, information right, consent fee or other payments); or (iii) otherwise has the effect of increasing the relative priority, security, or economic benefit of the Senior Debt vis-à-vis the Subordinated Debt. The Required Holder shall provide written notice to the Subordinated Lender of each Permissive Senior Modification promptly following the effectiveness thereof, together with a copy of the relevant amendment, waiver, or consent; provided that the failure of the Required Holder to deliver such notice shall not affect the automatic operation of this Section 12(b) or the validity of any deemed amendment or waiver of the Subordinated Loan Documents effected thereby. The determination of the Required Holder, made in good faith, as to whether any Senior Modification constitutes a Permissive Senior Modification, and as to the corresponding or substantially equivalent term or provision of the Subordinated Loan Documents, shall be conclusive and binding on the Subordinated Lender and the Obligors absent manifest error. This Section 12(b) shall apply, mutatis mutandis, to any Senior Loan Document issued in exchange for, or in refinancing or replacement of, any Senior Loan Document. The Subordinated Lender shall, within three (3) Business Days after request by the Required Holder or the Obligors, execute and deliver such amendments, waivers or other instruments as may reasonably be requested to evidence any deemed amendment or waiver effected by this Section 12(b); provided that any failure to do so shall not affect the effectiveness thereof. Nothing in this Section shall be construed to (i) limit or impair the right of the Senior Lenders or the Required Holder to amend, waive, or modify the Senior Loan Documents in its sole discretion without the consent of the Subordinated Lender, (ii) create any obligation on the part of the Senior Lenders or the Required Holder to grant any amendment, waiver, or modification for the benefit of the Obligors or the Subordinated Lender, or (iii) alter the subordination of the Subordinated Debt to the Senior Debt as otherwise provided in this Agreement.

(c) Consideration for Permissive Senior Modifications. If (i) a Permissive Senior Modification results in an amendment, waiver or modification of a corresponding or substantially equivalent term or provision of the Subordinated Loan Documents pursuant to Section 12(b), and (ii) the Senior Lenders receive from any Obligor, solely as consideration for granting such Permissive Senior Modification, a cash fee, a reduction in conversion price, an increase in principal amount, an issuance of warrants or an increase in interest rate, the Obligors shall provide the same to the Subordinated Lender, (x) in the case of cash fees, added principal and warrants, in an amount equal to the Subordinated Lender’s Pro Rata Share (as defined in Section 21(b), calculated as if the aggregate Purchase Price (as defined in the Securities Purchase Agreement) for all Notes to be issued at the Initial Closing and the Additional Closing (each as defined in the Securities Purchase Agreement) had been paid in full) of the amount thereof received by the Senior Lenders, and (y) in the case of conversion price and interest rate, by the same percentage or rate. Any such consideration shall constitute Subordinated Debt subject to this Agreement. Any cash fee to be provided to the Subordinated Lender under this Section 12(c) shall not be paid in cash and shall instead be added to the outstanding principal amount of the Subordinated Notes or the Subordinated SVAQ Notes (each as defined below), as applicable. No failure by any Obligor to comply with this Section 12(c) shall affect the effectiveness of any Senior Modification or give rise to any liability of the Agent or any Senior Lender. This Section 12(c) shall not apply to any consideration received in connection with new money or any other extension of credit, or any exchange, refinancing or restructuring of the Senior Debt.

13. This Agreement shall remain effective for so long as any Senior Lender has any obligation to make credit extensions to any Obligor or any Obligor owes any amounts to any Senior Lender or the Agent on account of the Senior Debt or the Senior Liens. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by the Senior Lenders for any reason (including, without limitation, the bankruptcy of any Obligor), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Subordinated Lender shall immediately pay over to the Senior Lenders all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Subordinated Lender, the Senior Lenders may take such actions with respect to the Senior Debt as the Senior Lenders in their sole discretion, may deem appropriate, including, without limitation, terminating advances to the Obligors, increasing the principal amount (which may include any DIP Financing), extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any Collateral, and enforcing or failing to enforce any rights against the Obligors or any other person. No such action or inaction shall impair or otherwise affect the Senior Lenders’ or the Agent’s rights hereunder.

14. This Agreement shall bind any successors or assignees of a Subordinated Lender and any Obligor and shall benefit any successors or assigns of the Senior Lenders and/or the Agent. This Agreement is solely for the benefit of Subordinated Lender, the Senior Lenders and the Agent and not for the benefit of the Obligors or any other party. Subordinated Lender has not assigned or transferred any of the Subordinated Debt, any interest therein or any collateral or security pertaining thereto and will not assign or transfer the same to any person unless such transferee has entered into a subordination agreement in respect of the Subordinated Debt in form and substance reasonably satisfactory to the Required Holder and the Agent. Any distribution or other transfer of any Subordinated Debt or any Subordinated Loan Document (or any interest therein) by the Subordinated Lender to any of its members or other equity holders shall constitute an assignment or transfer for purposes of this Section 14.

15. Subordinated Lender hereby waives the right to assert any claim or cause of action to avoid any transfer to the Senior Lenders contemplated by and made pursuant to the Senior Loan Documents that may exist by virtue of any federal or state statute providing for such avoidance.

16. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

17. This Agreement was negotiated in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America.

18. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Subordinated Lender is not relying on any representations by the Senior Lenders or the Obligors in entering into this Agreement, and Subordinated Lender has kept and will continue to keep itself fully apprised of the financial and other condition of the Obligors. This Agreement may be amended only by written instrument signed by Subordinated Lender, the Required Holder and the Agent. The Subordinated Lender is familiar with the Senior Loan Documents.

19. With respect to the Business Combination (as defined in the Securities Purchase Agreement), the parties agree as follows:

(a) The parties acknowledge that, pursuant to the Securities Purchase Agreement and the Notes, upon the closing of the Business Combination (the “Business Combination Closing”), (i) the Notes will be exchanged for Senior Secured Convertible Notes of SVAQ (the “Convertible Notes”), the Warrants will be exchanged for the PubCo Warrants (as defined in the Securities Purchase Agreement), (ii) the Company will deliver the Subsidiary Guaranty (as defined in the Securities Purchase Agreement) guaranteeing all of the obligations of SVAQ under the Convertible Notes and the other Transaction Documents, (iii) SVAQ will join the Security Agreement and the other Security Documents (as defined in the Securities Purchase Agreement) as a grantor, and (iv) the Senior Lenders will hold a first priority perfected security interest in all of the existing and future assets of both SVAQ and the Company (and their respective Subsidiaries).

(b) Effective upon the Business Combination Closing, (i) SVAQ shall automatically, and without the requirement of any further action, consent or approval, become an Obligor for all purposes of this Agreement, and all references in this Agreement to the “Obligors” or any “Obligor” shall be deemed to include SVAQ, (ii) SVAQ shall be bound by all of the terms, covenants, conditions and agreements set forth in this Agreement applicable to an Obligor, and (iii) SVAQ shall be jointly and severally liable with the Company for all of the obligations and liabilities of the Obligors under this Agreement.

(c) This Agreement shall survive the Business Combination Closing and shall continue in full force and effect thereafter. The consummation of the Business Combination, the exchange of the Notes for the Convertible Notes, the delivery of the Subsidiary Guaranty, the joinder of SVAQ to the Security Agreement, or any other transaction or event occurring in connection with the Business Combination shall not terminate, impair or otherwise affect this Agreement or any of the rights, remedies, powers or privileges of the Senior Lenders or the Agent hereunder.

(d) Effective upon the Business Combination Closing, (i) the Convertible Notes, (ii) the Subsidiary Guaranty, and (iii) each other Transaction Document entered into in connection with the Business Combination by SVAQ, the Company or any of their respective Subsidiaries in favor or for the benefit of the Senior Lenders and/or the Agent, shall each automatically constitute a “Senior Loan Document” for all purposes of this Agreement, and all references in this Agreement to the “Senior Loan Documents” shall be deemed to include each such document.

(e) From and after the Business Combination Closing, (i) all Subordinated Debt shall be subordinated in right of payment to all obligations of the Obligors (including SVAQ) under the Senior Loan Documents (including, without limitation, the Convertible Notes and the Subsidiary Guaranty), (ii) all Junior Liens shall remain subordinate and junior in all respects to the Senior Liens (including, without limitation, any Liens granted under the Security Agreement as extended to SVAQ and its Subsidiaries), and (iii) the subordination of the Subordinated Debt and the Junior Liens set forth in this Agreement shall extend to all Senior Debt and Senior Liens arising under or in connection with the Convertible Notes, the Subsidiary Guaranty and all other Senior Loan Documents, in each case to the same extent and with the same force and effect as though the Convertible Notes, the Subsidiary Guaranty and such other Senior Loan Documents had been in effect on the date hereof.

(f) This Agreement shall be interpreted and construed, from and after the Business Combination Closing, as though all references herein to the “Notes” include the Convertible Notes, all references to the “Warrants” include the PubCo Warrants, all references to the “Senior Loan Documents” include the Convertible Notes, the Subsidiary Guaranty and each other Transaction Document entered into in connection with the Business Combination, all references to the “Obligors” include SVAQ, and all references to the “Senior Debt,” the “Senior Liens” and the “Collateral” include the obligations, Liens and assets arising under or in connection with such documents and entities, in each case mutatis mutandis.

(g) The Subordinated Lender consents to the transactions described in this Section 19, including, without limitation, the exchange of the Notes for the Convertible Notes, the joinder of SVAQ as an Obligor, the delivery of the Subsidiary Guaranty and the extension of the Security Agreement and the Senior Liens to SVAQ and its Subsidiaries, and agrees that no such transaction shall constitute a defense to, or release of, any of the obligations of the Subordinated Lender under this Agreement.

20. The parties acknowledge that the Subordinated Loan Documents have substantially similar terms to the Notes (as contemplated by Section 4(t) of the Securities Purchase Agreement) and that, upon the Business Combination Closing, the Subordinated Loan Documents will undergo a restructuring parallel to the restructuring of the Senior Loan Documents described in Section 19 hereof. Without limiting the generality of the foregoing, the parties acknowledge that upon the Business Combination Closing, (i) the subordinated notes issued by the Company to the Subordinated Lender pursuant to the Subordinated Loan Documents (the “Subordinated Notes”) will be exchanged for subordinated convertible promissory notes of SVAQ (the “Subordinated SVAQ Notes”), which Subordinated SVAQ Notes shall be unsecured and shall remain subordinated to the Convertible Notes, the Subsidiary Guaranty and all other Senior Loan Documents, (ii) SVAQ will become an obligor under the Subordinated SVAQ Notes and (iii) the Company will deliver a subsidiary guaranty (the “Subordinated Subsidiary Guaranty”) guaranteeing all of the obligations of SVAQ under the Subordinated SVAQ Notes and the other Restructured Subordinated Loan Documents.

(a) Effective upon the Business Combination Closing, (i) the Subordinated SVAQ Notes, the Subordinated Subsidiary Guaranty, and each other document, agreement or instrument entered into in connection with the restructuring of the Subordinated Loan Documents at the Business Combination Closing (collectively, the “Restructured Subordinated Loan Documents”) shall each automatically constitute a “Subordinated Loan Document” for all purposes of this Agreement, and all references in this Agreement to the “Subordinated Loan Documents” shall be deemed to include each such Restructured Subordinated Loan Document, and (ii) all indebtedness and obligations of the Obligors (including SVAQ) arising under or in connection with the Restructured Subordinated Loan Documents, including, without limitation, all interest, premium payments, make-whole payments and other obligations and liabilities arising thereunder whatsoever, whether presently existing or arising in the future, shall automatically constitute “Subordinated Debt” for all purposes of this Agreement.

(b) From and after the Business Combination Closing, all Subordinated Debt (including, without limitation, all indebtedness and obligations arising under the Restructured Subordinated Loan Documents) shall continue to be subordinated in right of payment to all Senior Debt (including, without limitation, all obligations under the Convertible Notes, the Subsidiary Guaranty and all other Senior Loan Documents), and all Junior Liens (if any) shall continue to be subordinate and junior in all respects to all Senior Liens, in each case to the same extent and with the same force and effect as set forth in this Agreement as though the Restructured Subordinated Loan Documents had been in effect on the date hereof. For the avoidance of doubt, no Restructured Subordinated Loan Document shall be secured by any Lien on any property or assets of the Obligors (including SVAQ) unless such Lien is expressly subordinate to the Senior Liens pursuant to the terms of this Agreement.

(c) None of the terms and conditions of the Restructured Subordinated Loan Documents (including the Subordinated SVAQ Notes and the Subordinated Subsidiary Guaranty) shall be more favorable to the Subordinated Lender than the terms and conditions of the Subordinated Loan Documents as in effect immediately prior to the Business Combination Closing, and no Restructured Subordinated Loan Document shall be amended, modified, supplemented or otherwise changed after the Business Combination Closing in any manner adverse to the Senior Lenders without the prior written consent of the Required Holder.

(d) The aggregate outstanding principal balance of the Subordinated Debt (including, from and after the Business Combination Closing, all indebtedness under the Restructured Subordinated Loan Documents) shall at no time exceed $5,000,000 (exclusive of any interest paid in kind at the stated non-default rate and capitalized in accordance with the terms of the Subordinated Loan Documents), and any conversion, exchange, restructuring or other modification of the Subordinated Loan Documents at or in connection with the Business Combination Closing shall not increase the aggregate principal amount of the Subordinated Debt beyond such limit.

(e) This Agreement shall be interpreted and construed, from and after the Business Combination Closing, as though all references herein to the “Subordinated Loan Documents” include the Restructured Subordinated Loan Documents, all references to the “Subordinated Debt” include all indebtedness and obligations arising under the Restructured Subordinated Loan Documents, and all restrictions, covenants and obligations of the Subordinated Lender under this Agreement (including, without limitation, the standstill, payment blockage, lien subordination and enforcement standstill provisions) shall apply with equal force and effect to the Restructured Subordinated Loan Documents and the Subordinated Debt arising thereunder, in each case mutatis mutandis.

21. Subordinated Warrants; Participation Rights.

(a) The Subordinated Warrants constitute Subordinated Loan Documents, and all obligations of any Obligor to pay cash under or in respect of the Subordinated Warrants (including in connection with any fundamental transaction, buy-in, failure to deliver shares, repurchase or redemption, or as liquidated damages) constitute Subordinated Debt. At the Business Combination Closing, the Subordinated Warrants will be exchanged for warrants of SVAQ on terms parallel to, and no more favorable to the holder than, the exchange of the Warrants for the PubCo Warrants, and such warrants of SVAQ shall constitute Subordinated Warrants and Restructured Subordinated Loan Documents for all purposes of this Agreement.

(b) To the extent the Subordinated Lender has or is granted any participation right, preemptive right, right of first refusal or offer, or similar right (however described, and whether arising under the Subordinated Loan Documents or otherwise) with respect to any financing provided by, or any securities issued to, any Senior Lender, any of its Affiliates or any fund or account managed by the Required Holder, including any refinancing, extension, exchange, increase or additional tranche of the Senior Debt (each, a “Senior Financing”), such right shall be limited to the right to participate in no more than the Subordinated Lender’s Pro Rata Share of the aggregate amount of such Senior Financing, notwithstanding any greater percentage or amount set forth in the Subordinated Loan Documents. As used herein, “Pro Rata Share” means a fraction, (i) the numerator of which is the aggregate purchase price paid by the Subordinated Lender for the Subordinated Notes and (ii) the denominator of which is the sum of such aggregate purchase price and the aggregate purchase price paid by the Buyers for the Notes under the Securities Purchase Agreement. This Section 21(b) shall survive the payment in full of the Senior Debt and any termination of this Agreement.

22. No Fiduciary Duty. Senior Lenders and Agent are not fiduciaries to the Subordinated Lender. Subordinated Lender waives any duty (including fiduciary) that Senior Lenders or the Agent may owe to the Subordinated Lender, whether arising at law, in equity, or otherwise.

23. Release. Subordinated Lender releases the Senior Lenders and the Agent (and their respective officers, directors, employees, agents, successors and assigns) from any and all claims, losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) arising out of or relating to the senior/subordinated lender relationship under this Agreement or the Senior Loan Documents.

24. No Claims Against Cash Collateral. Even after the Collateral Release Covenant Condition has been satisfied, the Subordinated Lender shall have no Liens on, and shall not assert any claims or interests against, any cash collateral held by or for the benefit of the Senior Lenders or the Agent securing the Senior Debt.

25. No Group Status Under Section 13(d). None of the Senior Lenders, the Agent, the Subordinated Lender, or their respective Affiliates shall be deemed to constitute a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any rules promulgated thereunder, solely by reason of this Agreement, the Senior Loan Documents, the Subordinated Loan Documents, or the transactions contemplated hereby or thereby, and neither the Senior Lenders nor the Subordinated Lender shall take any action that would cause such parties to be deemed a “group” under such provisions.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SENIOR LENDERS:

[●]

By:
Name:	[●]
Title:	Authorized Signatory

AGENT:

[●], as collateral agent

By:
Name:	[●]
Title:	Authorized Signatory

OBLIGORS:

EIGENQ, INC.

By:
Name:
Title:

From and after the Business Combination Closing:

Silicon Valley Acquisition Corp.

By:
Name:
Title:

SUBORDINATED LENDER:

[●] (THE “SPV”)

By: [●], ADMINISTRATOR

By:
	Name:	[●]
	Title:	General Manager of the Administrator

By: THE ORGANIZER OF SPV,

[●]

By:
	Name:	[●]
	Title:	Managing Member